UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

NEXTGEN HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Not Applicable(1)	Not Applicable(1)
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable(1)

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NXGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1)

NextGen Healthcare, Inc. is a remote-first company and no longer maintains its principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices should be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Item 8.01	Other Events.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the definitive proxy statement on Schedule 14A filed by the Company on October 6, 2023 (the “Definitive Proxy Statement”), including the balance of the sections entitled “Background of the Merger”, “Opinion of Morgan Stanley & Co. LLC” and “Unaudited Prospective Financial Information”. Defined terms used but not defined in the below disclosures have the meanings set forth in the Definitive Proxy Statement.

Litigation Related to the Merger

On September 29, 2023 and October 3, 2023, purported stockholders Denise Redfield and Yadira Torres sent demand letters to the Company. These demand letters allege that NextGen Healthcare’s September 26, 2023 Proxy Statement (the “Preliminary Proxy Statement”) is materially false or misleading because it omitted certain information related to the Company’s merger with Thoma Bravo, LP, including but not limited to information about the Company’s financial projections and analyses performed by NextGen’s financial advisor, Morgan Stanley.

On October 7, 2023, October 10, 2023, and October 12, 2023, purported stockholders Toni Dougherty, Ryan O’Dell, and Elaine Wang filed three actions in the United States District Court for the Southern District of New York (Dougherty v. NextGen Healthcare, Inc., et al., Case No. 1:23-cv-08845, O’Dell v. NextGen Healthcare, Inc., et al., Case No. 1:23-cv-08895, and Wang v. NextGen Healthcare, Inc., et al., Case No. 1:23-cv-08982). On October 13, 2023, purported stockholders Michael Floyd and John McDaniels filed actions in the United States District Court for the District of Delaware (Floyd v. NextGen Healthcare, Inc., et al., Case No. 1:23-cv-01150, and McDaniels v. NextGen Healthcare, Inc., et al., Case No. 1:23-cv-01149). On October 17, 2023, purported stockholder Anthony Lombari filed an action in the United States District Court for the Southern District of New York (Lombari v. NextGen Healthcare, Inc., et al., Case No. 1:23-cv-09148). On October 12, 2023, October 13, 2023, October 19, 2023, October 20, 2023, October 24, 2023, and October 25, 2023, purported stockholders Michael Kent, Scott Young, Rina Brodt, T.S. Krausz, Alfred Yarkony, Stacie Roberts, and Miriam Nathan sent demand letters to the Company. The complaints and demands allege that certain officers and directors of NextGen Healthcare violated Sections 14(a) and 20(a) of the Exchange Act by causing a materially incomplete and misleading registration statement to be filed with the SEC on October 6, 2023 in connection with NextGen Healthcare’s proposed merger with Thoma Bravo, L.P. In particular, the stockholders request that NextGen Healthcare make additional disclosures regarding certain information related to the Merger, including but not limited to financial projections and analyses performed by NextGen Healthcare’s financial advisor, Morgan Stanley. The Company may be involved in additional litigation related to the Merger.

The Company believes that the allegations in the complaints and demands are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk that the complaints and demands delay or otherwise adversely affect the Merger, and to minimize costs, risk, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, NextGen Healthcare is supplementing the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, NextGen Healthcare specifically denies all allegations in the complaints and demands that any additional disclosure was or is warranted.

***

The section of the Definitive Proxy Statement entitled: “Background of the Merger” is amended and supplemented as follows:

On page 36, the second paragraph is amended and restated as follows (new language underlined):

“On May 16, 2023, the Board held a meeting attended by NextGen’s management. During the meeting, Mr. Sides reported on his interactions with representatives of Thoma Bravo, including his conversations over the past several weeks, and their expressed potential interest in exploring a strategic transaction with NextGen. Following discussions, the Board expressed support for NextGen’s management to continue engaging in discussions with Thoma Bravo. The Board also formed a transaction committee (the “Transaction Committee”) of the Board, which was comprised of four members of the Board, including Craig Barbarosh, George Bristol, Julie Klapstein, and Jeff Margolis serving as the initial chairperson, to assist the Board in evaluating its strategic alternatives, including its interactions with Thoma Bravo, which was formed for convenience and efficiency, and not to address any potential conflicts of interest, and did not have veto power over the Board’s authority to approve a strategic transaction.”

Also on page 36, the third paragraph is amended and restated as follows (new language underlined):

“On April 28 2023, Mr. Sides met telephonically with a representative of Thoma Bravo, who expressed Thoma Bravo’s continued interest in NextGen, and indicated that Thoma Bravo may be interested in pursuing a strategic transaction with NextGen. Following these discussions, Mr. Sides informed each member of the Board, and, with the members’ support, representatives of NextGen engaged in discussions with representatives of Thoma Bravo related to publicly available information to enable Thoma Bravo to further assess its potential interest in engaging in a strategic transaction with the Company, and no non-public information was shared during these discussions.”

On page 38, the second paragraph is amended and restated as follows (new language underlined):

“All nine potential bidders contacted by representatives of Morgan Stanley, negotiated and executed customary confidentiality agreements, including Thoma Bravo. Each such confidentiality agreement, other than one (as a result of such party’s unwillingness to agree to such a provision), contained customary standstill provisions (which standstill provisions did not prohibit the applicable bidders from privately requesting waivers of such provisions and which terminated upon the entry into the Merger Agreement and thus did not prohibit such bidders to submit proposals, publicly or privately, following the signing of the Merger Agreement). Following the execution of such confidentiality agreements, between June 24, 2023 and July 20, 2023, each of the nine parties attended management presentations with NextGen and financial due diligence questions, and all of the potential bidders participated in further due diligence thereafter. Except for Thoma Bravo and Party A (a private equity fund), none of these nine potential bidders made a proposal to NextGen regarding a strategic transaction.”

***

The section of the Definitive Proxy Statement entitled “Opinion of Morgan Stanley & Co. LLC” is amended and supplemented as follows:

On page 50, the first chart is amended and restated as follows (new language underlined):

Selected Comparable Company	AV ($ billions)	CY2024E AV/Estimated Adjusted EBITDA Multiple
R1 RCM Inc.	$9.3	12.6x

Veradigm Inc.	$1.3	7.7x

Median		10.2x	”

On page 51, the first paragraph is amended and restated as follows (new language underlined):

“Morgan Stanley first calculated the estimated unlevered free cash flow, which is defined as adjusted earnings before interest, taxes, depreciation and amortization (burdened by stock-based compensation), less capital expenditures, capitalized software and net cash cost of capitalized commissions, and adjusted for changes in net working capital. The Projections included estimates provided by NextGen’s management through 2024 and estimates based on certain extrapolations prepared based on assumptions provided by NextGen’s management (which extrapolations were reviewed and approved for Morgan Stanley’s use by NextGen management) from 2025 through 2028. The free cash flows and terminal values were discounted to present values as of June 30, 2023, at a discount rate ranging from 8.9 percent to 10.6 percent, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of NextGen’s weighted average cost of capital estimated using the capital asset pricing model method and utilizing a 6 percent market risk premium, a risk-free rate of 4.2 percent based on the 10-year U.S. Treasury yield as of September 1, 2023, and a 1.04 beta. To calculate terminal values, Morgan Stanley utilized perpetual growth rates of 2.0 percent to 3.0 percent as part of its analyses, with such rates selected upon the application of Morgan Stanley’s professional judgment and experience. The resulting aggregate value was then adjusted for net debt and cash and cash equivalents. For purposes of the Discounted Cash Flow Analysis, Morgan Stanley calculated NextGen’s net debt, treating NextGen’s convertible note as debt of $278.9 – 304.0 million, based on the value of such note at implied prices per share within the multiple range set forth below, assumed to be repaid and discharged in full in cash following the Closing, and including the fair market value of NextGen’s earnout obligations of $3.9 million as set forth in NextGen’s June 30, 2023 financial statements. Net cash was assumed to be $185.6 million based on NextGen’s cash as of June 30, 2023, adjusted for the pro-forma effect of NextGen’s $31.3 million settlement payment to the Department of Justice and $1.2 million in legal fees, as announced by NextGen in July 2023.”

On page 51, the fourth paragraph and second chart are amended and restated as follows (new language underlined):

“The following is a list of the selected transactions reviewed, together with the aggregate value of each transaction and the applicable multiples:

Month and Year Announced	Acquiror	Target	AV ($ billions)	AV/LTM Adj. EBITDA Multiple
July 2017	Internet Brands (KKR & Co. L.P. Portfolio Company)	WebMD Health Corp.	$2.8	12.3x

June 2018	Verscend Technologies, Inc. (Veritas Capital Backed)	Cotiviti Holdings, Inc.	$5.0	18.1x

November 2018	Veritas Capital, Evergreen Coast Capital	athenahealth, Inc.	$5.7	15.2x

July 2020	Churchill Capital Corp III	MultiPlan, Inc.	$10.9	15.4x

December 2020	Gainwell Technologies (Veritas Capital Backed)	HMS Holdings Corp.	$3.4	21.2x

January 2021	UnitedHealth Group Incorporated	Change Healthcare Inc.	$13.4	14.5x

August 2021	Nordic Capital, Insight Partners, 22C Capital	Inovalon Holdings, Inc.	$7.3	29.3x	”

On page 52, the last paragraph is amended and restated as follows (new language underlined):

“For reference only, Morgan Stanley reviewed and analyzed future public market trading price targets for Company Shares that were prepared and published by equity research analysts on or before September 1, 2023. These targets reflected each analyst’s estimate of the future public market trading price of Company Shares. The range of undiscounted analyst price targets was $16.00 to $25.00 per Company Share. Morgan Stanley discounted the range of analyst price targets by 12 months, at a discount rate of 10.4%, which rate was selected by Morgan Stanley based on NextGen’s estimated cost of equity (estimated using the capital asset pricing model method and based on Morgan Stanley’s professional judgment and experience), to arrive at an implied range of fully diluted equity values for the Company Shares, rounded to the nearest $0.25, of $14.50 to $22.75 per share. Morgan Stanley evaluated the price targets set forth below:

Number of Research Analyst Price Targets	8

Mean Target Price Per Share	$20.00

Median Target Price Per Share	$19.50	”

***

The section of the Definitive Proxy Statement entitled: “Unaudited Prospective Financial Information” is amended and supplemented as follows:

On page 56, the table of financial projections is amended and restated as follows (new language underlined):

“Projected Non-GAAP

($ in millions, Unaudited)

	Q2 24E	Q3 24E	Q4 24E	FY 2025E	FY 2026E	FY 2027E	FY 2028E
Revenue	176.7	178.7	186.3	775.4	839.0	907.7	983.2
Adjusted EBITDA(1)	31.7	32.0	37.7	152.1	178.5	209.7	243.5
EBIT(2)	16.9	16.7	22.3	92.0	117.3	147.4	180.0
NOPAT(3)	12.7	12.4	16.8	69.6	89.5	113.1	138.8

Unlevered Free Cash Flow(4)	19.3	21.4	23.6	70.4	89.0	111.3	136.0

(1)

NextGen defines “adjusted EBITDA” as revenue, less net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, other regulatory and litigation matters, and related costs, net of insurance, share-based compensation, and other non-run-rate expenses before provision for income taxes. Adjusted EBITDA is not a financial measure in conformity with U.S. GAAP.

(2)

NextGen defines “EBIT” as Adjusted EBITDA, less (i) depreciation, (ii) amortization (other than amortization of acquired intangibles), and (iii) stock-based compensation. EBIT is not a financial measure in conformity with U.S. GAAP.

(3)	NextGen defines “NOPAT” as EBIT, less certain cash tax expenses. NOPAT is not a financial measure in conformity with U.S. GAAP.
(4)

NextGen defines “unlevered free cash flow” as NOPAT plus (1) depreciation, (ii) amortization (other than amortization of acquired intangibles) and (iii) changes in net working capital, minus (i) capital expenditures and capitalized software, and (ii) cost of capitalized commissions. Unlevered free cash flow is not a financial measure in conformity with U.S. GAAP.”

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this report include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this report are based on information available to NextGen as of the date hereof, and NextGen disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent Annual Reports on Form 10-K and 10-K and in our other reports filed with the Securities and Exchange Commission (“SEC”). NextGen’s SEC filings are available on the Investor Relations section of our website at http://investor.nextgen.com and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed Merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect NextGen or the expected benefits of the proposed Merger or that the approval of NextGen’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed Merger; (iii) the possibility that competing offers or acquisition proposals for NextGen will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances which would require NextGen to pay a termination fee or other expenses; and (vii) the effect of the announcement or pendency of the proposed Merger on NextGen’s ability to retain and hire key personnel, or its operating results and business generally.

Additional Information

This report may be deemed solicitation material in respect of the proposed acquisition of NextGen. The special shareholder meeting to obtain shareholder approval in connection with the proposed Merger between NextGen and Parent has been scheduled for 9:00 a.m. Eastern Time on November 7, 2023. NextGen has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant documents in connection with the proposed Merger. Investors of NextGen are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety because they contain important information about NextGen and the proposed Merger. Investors may obtain a free copy of these materials and other documents filed by NextGen with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at https://www.nextgen.com.

Participants in the Solicitation

NextGen and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of NextGen’s shareholders in connection with the proposed Merger is set forth in NextGen’s definitive proxy statement for its special shareholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger is set forth in the definitive proxy statement as filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2023	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey Linton
	Name:	Jeffrey Linton
	Title:	Executive Vice President, General Counsel and Secretary